UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 20, 2015

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1649 West Frankford Road

Carrollton, TX 75007

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01 — Financial Statements and Exhibits.

As previously announced in the Current Report on Form 8-K filed by CyrusOne Inc. (the “Company”), on July 1, 2015, the Company’s operating partnership, CyrusOne LP, a Maryland limited partnership, closed its previously announced acquisition (the “Cervalis Acquisition”) of Cervalis Holdings LLC, a Delaware limited liability company (“Cervalis”).

The Company is filing certain pro forma financial information related to the Cervalis Acquisition as an exhibit to this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2015, reflecting the Cervalis Acquisition is filed as Exhibit 99.1 hereto. Such unaudited pro forma condensed combined statement of operations is not necessarily indicative of the operating results or financial position that actually would have been achieved if the Cervalis Acquisition had been in effect on the date indicated or that may be achieved in future periods, and should be read in conjunction with the financial statements of the Company and Cervalis.  The Company previously filed unaudited pro forma financial statements for prior periods as exhibits to its Current Reports on Form 8-K, as filed on June 22, 2015 and October 28, 2015.

(d) Exhibit

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Combined Financial Information of CyrusOne Inc. for the nine months ended September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: November 20, 2015	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Combined Financial Information of CyrusOne Inc. for the nine months ended September 30, 2015.